Exhibit 1

                  Joint Filing Agreement Pursuant to Rule 13d-1

This agreement is made pursuant to Rule 13d-1(b)(ii)(J) and Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: February 11 , 2006

                                           Palisade Capital Management, LLC.
                                           -------------------------------------


                                           By:   /s/ Steven E. Berman
                                                 -------------------------------
                                                 Name:  Steven E. Berman
                                                 Title: Member


                                           Axe-Houghton Associates, Inc.
                                           -------------------------------------


                                           By:   /s/ Steven E. Berman
                                                 -------------------------------
                                                 Name:  Steven E. Berman
                                                 Title: President


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